EXHIBIT 31.1
CERTIFICATIONS
I, O. B. Grayson Hall, Jr., certify that:

1.	I have reviewed this Amended Annual Report on Form 10-K/A of Regions Financial Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 19, 2015

/S/ O. B. GRAYSON HALL, JR.
O. B. Grayson Hall, Jr. Chairman, President and Chief Executive Officer